UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 18, 2011

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

 Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2011, Barnes & Noble, Inc. (the “Company”) entered into an investment agreement (the “Investment Agreement”) between the Company and Liberty GIC, Inc. (the “Investor”) pursuant to which the Company issued and sold to the Investor, and the Investor purchased (the “Preferred Stock Purchase”), 204,000 shares of the Company’s Series J Preferred Stock, par value $.001 per share (the “Series J Preferred Stock”), for an aggregate purchase price of $204,000,000, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).

Series J Preferred Stock

The terms, rights, obligations and preferences of the Series J Preferred Stock are set forth in a Certificate of Designations of the Company (the “Certificate of Designations”), which was filed with the Secretary of State of the State of Delaware on August 18, 2011.  Holders of the Series J Preferred Stock will be entitled to receive cumulative cash dividends payable quarterly in arrears, beginning on October 31, 2011.  The Company will not be permitted to pay dividends on the Common Stock of the Company, par value $.001 per share (the “Common Stock”), unless all dividends on the Series J Preferred Stock have been paid in full.  Dividends on the Series J Preferred Stock will accrue daily at a per annum dividend rate of 7.75% of the liquidation preference of the Series J Preferred Stock, which is initially $1,000 per share (as it may be adjusted from time to time pursuant to the terms of the Certificate of Designations, the “Liquidation Preference”).  For so long as dividends on the Series J Preferred Stock have not been paid in full, the dividend rate will be increased to 9.75% per annum.  The dividend rate is also subject to increase in certain other circumstances as described below.

Following completion of the Company’s 2011 annual meeting of stockholders (the “2011 Annual Meeting”) and expiration of the applicable waiting period under the HSR Act (as defined below), each share of Series J Preferred Stock will be convertible, at the option of the holder, into a number of shares of Common Stock equal to the quotient of (i) the Liquidation Preference plus any accrued but unpaid dividends thereon and (ii) $1,000, multiplied by the then-applicable conversion rate (as such term is defined in the Certificate of Designations).  The conversion rate has been set reflecting an initial conversion price of $17.00.  The conversion rate is subject to customary anti-dilution adjustments.

On August 18, 2021, the Company will be obligated to redeem, out of funds legally available therefor, all then-outstanding shares of Series J Preferred Stock at a redemption price equal to the Liquidation Preference, payable in cash.  If there is not a sufficient amount of funds legally available to redeem all then-outstanding shares of Series J Preferred Stock on August 18, 2021, the dividend rate on any shares of Series J Preferred Stock that remain outstanding will be increased by 2% per annum and will increase by an additional 2% per annum on each anniversary of such date until the Company redeems all outstanding shares of Series J Preferred Stock.

At any time after August 17, 2016, the Company is permitted to redeem, out of funds legally available therefor, all, but not less than all, of the outstanding shares of Series J Preferred Stock at a redemption price equal to the Liquidation Preference, payable in cash.

At any time after August 18, 2013, if the closing price of the Common Stock exceeds 150% of the then-applicable conversion price of the Series J Preferred Stock for 20 consecutive trading days, the Company is permitted to require all, but not less than all, of the holders of shares of Series J Preferred Stock to convert such shares into shares of Common Stock, at the then-applicable conversion rate.

In the event of a “Change of Control” (as defined in the Certificate of Designations), each holder of shares of Series J Preferred Stock will have the right to require the Company to purchase, out of funds legally available therefor, any or all of its shares of Series J Preferred Stock at a purchase price per share, payable in cash, equal to 101% of the Liquidation Preference plus accrued and unpaid dividends.

Upon the later to occur of the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and completion of the 2011 Annual Meeting, the holders of shares of Series J Preferred Stock will be entitled to vote on all matters presented to the holders of Common Stock (as a single class with such holders), on an as-converted basis.  In addition, for so long as the Investor or its affiliates collectively own at least 127,500 shares of the Series J Preferred Stock, the holders of shares of Series J Preferred Stock that are outstanding and voting as a class, will be entitled to elect two directors to the board of directors of the Company (the “Board”) and, for so long as the Investor or its affiliates collectively own at least 76,500 but less than 127,500 shares of the Series J Preferred Stock that are outstanding, the holders of shares of Series J Preferred Stock, voting as a class, will be entitled to elect one director to the Board.  Following the expiration of the applicable waiting period under the HSR Act, the Investor has agreed to elect Gregory B. Maffei and Mark Carleton to the Board.

If, following the completion of the 2011 Annual Meeting, the holders of shares of Series J Preferred Stock are subject to a restriction or limitation (other than in connection with the applicable waiting period or other requirements under the HSR Act and subject to certain other exceptions) with respect to their ability to vote shares of Series J Preferred Stock or of Common Stock issued upon its conversion, as applicable, or exercise their consent rights or director election rights provided for in the Investment Agreement, the then-current dividend rate on the Series J Preferred Stock will be increased by 2% per annum, until such injunction, restriction or limitation has been removed.  In addition, in the event the applicable waiting period under the HSR Act does not expire within 90 days following the issuance of Series J Preferred Stock, the then-current dividend rate will be increased by 2% per annum until such date as HSR clearance is obtained.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Investment Agreement

The Investor has been granted certain consent rights under the terms of the Investment Agreement.  In particular, for so long as the Investor, together with any of its affiliates, own Series J Preferred Stock in an amount equal to at least 50% of the Series J Preferred Stock outstanding on August 18, 2011, the Company and its subsidiaries may not, without the approval of holders of a majority of shares of the Series J Preferred Stock then outstanding:  (i) amend, alter or repeal the Certificate of Designations or other instruments establishing and designating the Series J Preferred Stock or amend, alter or repeal any of its organizational documents in a manner that would be adverse to holders of shares of the Series J Preferred Stock; (ii) declare or pay any dividend on, or make any distribution to holders of, any shares of capital stock of the Company ranking junior to or pari passu with the Series J Preferred Stock (respectively, “Junior Stock” and “Parity Stock”) (subject to customary exceptions) or purchase, redeem or otherwise acquire for value any Junior Stock, Parity Stock or equity securities of any subsidiary of the Company or any options, warrants or other rights to acquire such securities, in each case, unless dividends on the Series J Preferred Stock have been paid in full, or make any distribution or dividend of equity securities of any entity holding a significant portion of the assets and business of B&N Retail, B&N College or B&N.com (each, as described in the Company’s Annual Report on Form 10-K for the fiscal year ending April 30, 2011, a “Major Division”), including by way of split-off; (iii) create or designate Parity Stock or any class or series of capital stock ranking senior (“Senior Stock”) to the Series J Preferred Stock; (iv) enter into, or permit any subsidiary to enter into, any agreement or modification or amendment to an existing agreement, which, in the absence of a default under such agreement, would prevent the Company from fully performing its obligations with respect to the Series J Preferred Stock; (v) sell, transfer, lease, license or otherwise dispose of all or substantially all of the assets constituting a Major Division; (vi) fundamentally change the business of the Company and its subsidiaries from the business of the Company and its subsidiaries as presently conducted or make any investment in excess of $50 million constituting a departure from the current lines of the business of the Company and its subsidiaries; (vii) enter into related party transactions, subject to certain exceptions; or (viii) amend the Rights Agreement (as defined below) in a manner that would adversely affect the holders of the Series J Preferred Stock upon conversion of the Series J Preferred Shares, relative to the Rights Agreement as currently in effect.

Under the terms of the Investment Agreement, the Investor and its affiliates are prohibited from transferring shares of the Series J Preferred Stock (and any shares of Common Stock received upon conversion of the Series J Preferred Stock) for a period of 18 months from the date of the Preferred Stock Purchase (the “Holding Period”), other than to the Company or an affiliate of the Investor.

Under the terms of the Investment Agreement, the Investor will be entitled to purchase from the Company, in connection with any offering or sale of any capital stock or other equity securities (“New Securities”), or securities convertible into or exercisable for New Securities, of the Company, a portion of the aggregate amount of New Securities being offered equal to the Investor and its affiliates’ percentage ownership of the then-outstanding shares of Common Stock (on an as-converted basis), subject to customary exceptions, on the same terms as such New Securities are proposed to be offered to other purchasers.

The Investment Agreement grants the Investor certain customary demand and piggyback registration rights (the “Registration Rights”) with respect to sales of the Common Stock issuable upon conversion of its shares of Series J Preferred Stock in a public offering registered under the Securities Act.  These Registration Rights are exercisable following the Holding Period.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Investment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated into this Item 1.01 by reference.

Amendment to the Rights Agreement

On August 18, 2011, the Company entered into an amendment (the “Amendment”) to the Rights Agreement dated as of November 17, 2009 and previously amended on February 17, 2010, June 23, 2010 and October 29, 2010 (the “Rights Agreement”), between the Company and Mellon Investor Services LLC, as rights agent.  The Rights Agreement pertains to those certain contingent rights to purchase Series I Preferred Stock, par value $.001 per share, of the Company.

The Amendment makes certain changes to the Rights Agreement to reflect the issuance of the Series J Preferred Stock.  In particular, a holder or former holder of shares Series J Preferred Stock will not be deemed to be an Acquiring Person if such holder’s beneficial ownership of shares of Common Stock (taking into account shares of Common Stock issuable upon conversion of the Series J Preferred Stock) is in excess of the applicable threshold under the Rights Agreement solely due to an increase in the Liquidation Preference due to accrued and unpaid dividends and/or the effect of customary anti-dilution adjustments, in each case pursuant to the terms of the Certificate of Designations, provided that any such holder whose beneficial ownership of shares of Common Stock (taking into account any shares of Common Stock issuable upon conversion of the Series J Preferred Stock) is in excess of the applicable threshold under the Rights Agreement due solely to such an increase must, with respect to all matters upon which the holders of Common Stock are entitled to vote, vote all such excess shares, whether of Series J Preferred Stock or of Common Stock, on a pro rata basis with all other votes actually cast on such matters.

The foregoing summary is a general description only, does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which is attached hereto as Exhibit 4.1 and incorporated to this Item 1.01 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The shares of Series J Preferred Stock were sold in a private placement exempt from the registration requirements of the Securities Act of 1933, pursuant to Section 4(2) thereof.  The shares of Series J Preferred Stock were sold without underwriting discounts and commissions.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 8.01.	Other Events.

On August 18, 2011, the Company issued a press release relating to the issuance and sale of the Series J Preferred Stock.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits

(d)           The following exhibits are filed as a part of this Report.

Exhibit No.	Description
3.1	Certificate of Designations of the Series J Preferred Stock of the Barnes & Noble, Inc. dated as of August 18, 2011.

4.1
Fourth Amendment dated as of August 18, 2011, to the Rights Agreement, dated as of November 17, 2009 and previously amended on February 17, 2010, June 23, 2010 and October 29, 2010, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as Rights Agent.

10.1	Investment Agreement dated as of August 18, 2011, between Barnes & Noble, Inc. and Liberty GIC, Inc.

99.1	Press Release of Barnes & Noble, Inc., dated August 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: August 18, 2011	By:	/s/ Eugene V. DeFelice
Name: Eugene V. DeFelice
Title: Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
3.1	Certificate of Designations of the Series J Preferred Stock of the Barnes & Noble, Inc. dated as of August 18, 2011.

4.1
Fourth Amendment dated as of August 18, 2011, to the Rights Agreement, dated as of November 17, 2009 and previously amended on February 17, 2010, June 23, 2010 and October 29, 2010, between Barnes & Noble, Inc. and Mellon Investor Services LLC, as Rights Agent.

10.1	Investment Agreement dated as of August 18, 2011, between Barnes & Noble, Inc. and Liberty GIC, Inc.

99.1	Press Release of Barnes & Noble, Inc., dated August 18, 2011.